Exhibit 11
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                   SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT
                                  by and among

                                   COSI, INC.

                                       and

                      ZAM HOLDINGS, L.P., ERIC J. GLEACHER,
                  CHARLES G. PHILLIPS, LJCB NOMINEES PTY. LTD.,
                               -------------------

                           Dated as of August 5, 2003

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                                TABLE OF CONTENTS

1.   Certain Definitions.......................................................1
2.   Demand Registrations......................................................3
     (a) Right to Request Registration.........................................3
     (b) Number of Demand Registrations........................................3
     (c) Priority on Demand Registrations......................................3
     (d) Restrictions on Demand Registrations..................................4
     (e) Selection of Underwriters.............................................4
     (f) Other Registration Rights.............................................5
     (g) Effective Period of Demand Registrations..............................5
3.   Piggyback Registrations...................................................5
     (a) Right to Piggyback....................................................5
     (b) Priority on Primary Registrations.....................................6
     (c) Priority on Secondary Registrations...................................6
     (d) Selection of Underwriters.............................................6
     (e) Other Registrations...................................................7
4.   S-3 Registrations.........................................................7
5.   Holdback Agreement........................................................8
6.   Registration Procedures...................................................8
7.   Registration Expenses....................................................10
8.   Indemnification..........................................................10
9.   Participation in Underwritten Registrations..............................10
10.  Rule 144.................................................................10
11.  Miscellaneous............................................................10
     (a) Notices..............................................................10
     (b) No Waivers...........................................................10
     (c) Successors and Assigns...............................................10
     (d) Governing Law........................................................10
     (e) Jurisdiction.........................................................10
     (f) Waiver of Jury Trial.................................................10
     (g) Counterparts; Effectiveness..........................................10
     (h) Entire Agreement.....................................................10
     (i) Captions.............................................................10
     (j) Severability.........................................................10
     (k) Amendments...........................................................10
     (l) Aggregation of Stock.................................................10
     (m) Equitable Relief.....................................................10
     (n) No Inconsistent Agreements...........................................10

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         SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT, dated as of August 5,
2003, among Cosi, Inc. (the "Company"), ZAM Holdings, L.P. ("ZAM Holdings"), Eric J. Gleacher ("Gleacher"), Charles G. Phillips ("Phillips"), LJCB Nominees Pty. Ltd. ("LJCB", and collectively with ZAM Holdings, Gleacher and Phillips, the "Stockholders").

         In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Certain Definitions.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of the definition of Holder, Affiliate shall also include any Person owning an interest in a holder of record of securities that are convertible into or exchangeable or exercisable for Company Securities.

         "Agreement" means this Supplemental Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Supplemental Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Business Day" means any day on which commercial banks are open for business in New York, New York.

         "Common Stock" means common stock, par value $.01 per share, of the Company.

         "Company Securities" means the Common Stock beneficially owned directly or indirectly by any Stockholder as of the date hereof or at any time in the future and any other capital stock of any class or series of the Company, and any and all shares of capital stock or other securities of the Company or of any successor or assign of the Company or of any other entity (whether by merger, consolidation, sale of assets or otherwise), which may be issued or issuable in respect of, in exchange for, or in substitution for any Common Stock or such other capital stock by reason of any stock dividend, stock split, reverse split, subdivision or combination of shares, distribution, recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or otherwise.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means any holder of record of Registrable Common Stock (as defined below) and any Affiliates thereof (or in the case of a Holder of securities that are convertible into or exchangeable or exercisable for Company Securities, the Affiliates of such Holder).

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

         "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Registrable Common Stock" means the Company Securities. All references herein to a "Holder" or "Holder of Registrable Common Stock" shall include the holder or holders of any securities that are convertible into or exchangeable or exercisable for Company Securities to the extent of the Company Securities then underlying such convertible, exchangeable or exercisable securities. For purposes of determining the number of shares of Registrable Common Stock held by a Holder and the number of shares of Registrable Common Stock outstanding, for purposes of this Agreement (including the definition of "Holder") but not for any other purpose, any holder of record of convertible, exchangeable or exercisable securities shall be deemed to be a Holder of the number of Company Securities issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities, and all such Company Securities shall be deemed to be outstanding shares of Registrable Common Stock. Company Securities shall cease to be Registrable Common Stock with respect to a particular Holder thereof when such Company Securities can be sold by such Holder (a) pursuant to a registration statement or (b) in a transaction pursuant to Rule 144 under the Securities Act, provided that such transaction is not subject to the limitations of Rule 144(e) under the Securities Act.

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "underwritten registration" or "underwritten offering" or similar phrases mean a registration in which securities of the Company are sold to underwriters for reoffering to the public.

         2. Demand Registrations.

         (a) Right to Request Registration. Any time after the date hereof, any Holder or Holders who together hold a majority of the then outstanding Registrable Common Stock ("Initiating Holders") may request registration under the Securities Act of all or part of the Registrable Common Stock ("Demand Registration"). Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Common Stock and shall, subject to the provisions of Section 2(d) hereof, include in such registration all such Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) Number of Demand Registrations. Subject to the provisions of
Section 2(a), the Initiating Holders of Registrable Common Stock shall be entitled to request an aggregate of two (2) Demand Registrations. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holders requesting such registration are not able to register and sell at least 90% of the Registrable Common Stock requested by such Initiating Holders to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holders requesting such registration are not able to register and sell all of the Registrable Common Stock requested to be included by such Initiating Holders in such registration.

         (c) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Common Stock without the written consent of the Holders of a majority of the shares of Registrable Common Stock to be included in such registration. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Stock proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Common Stock which in the opinion of such managing underwriters can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Common Stock proposed to be registered, the amount of Registrable Common Stock to be so sold shall be allocated first, to the shares of Registrable Common Stock requested to be registered by the Initiating Holders pro rata on the basis of the number of shares initially proposed to be registered by such Initiating Holders, and then pro rata among the other Holders of Registrable Common Stock desiring to participate in such registration on the basis of the amount of such Registrable Common Stock initially proposed to be registered by such other Holders. If the number of shares which can be sold exceeds the number of shares of Registrable Common Stock proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

         (d) Restrictions on Demand Registrations. The Company may (i) postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration or Shelf Registration (as hereinafter defined) if, based on the reasonable good faith judgment of the Company's board of directors, effecting the registration would have a material adverse effect on a material financing, acquisition of assets (other than in the ordinary course of business), disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of material nonpublic information the public disclosure of which the Company's board of directors has reasonably determined would not be in the best interests of the Company and the Company shall provide the Initiating Holders with prompt notice of such postponement or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the stockholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided, further, however, that in any of the events described in clause (i) or (ii) above, the Initiating Holders requesting such a Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as one of the permitted Demand Registrations and, in any event, no such postponed or withdrawn registration shall count as the Shelf Registration. The Company shall provide written notice to the Initiating Holders requesting such registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this
Section 2(d), (y) the Company's decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once in any twelve-month period.

         (e) Selection of Underwriters. If any of the Registrable Common Stock covered by a Demand Registration, or an S-3 Registration or a Shelf Registration pursuant to Section 4 hereof, is to be sold in an underwritten offering, the Holders of a majority of the shares of Registrable Common Stock included in such registration shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld or delayed. The Holders of shares of Registrable Common Stock included in such Registration shall enter into a customary underwriting agreement with respect to such shares.

         (f) Other Registration Rights. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor form thereto), to request the Company to register any securities of the Company which would adversely affect the ability of the Holders of a majority of the then outstanding Registrable Common Stock to dispose of any shares of Registrable Common Stock held by such Holders without the prior written consent of the Holders of a majority of the then outstanding Registrable Common Stock.

         (g) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to subsection (d) of this Section 2 (a "Withdrawn Demand Registration"), the Initiating Holders of the Registrable Common Stock remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand Registration and (ii) on which all of the Registrable Common Stock covered by such Demand Registration has been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

         (h) Other Restrictions on Demand Registrations. The Company shall not be required to effect a registration pursuant to this Section 2 if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2(a) above, the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days, provided, that, in any such public offering, the Holders shall be entitled to dispose of any shares of Common Stock subject to such written request prior to any other shares of Common Stock disposed of pursuant to such public offering.

         3. Piggyback Registrations.

         (a) Right to Piggyback. In addition to the other rights of the Holders described herein, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Stock (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Common Stock requested to be included therein by the Holders, pro rata among the Holders of such Registrable Common Stock on the basis of the number of shares requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Common Stock, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration
(i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Common Stock requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

         (d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering; provided, that such selection must be approved by the Holders of a majority of the Registrable Common Stock included in such Piggyback Registration (which such approval may not be unreasonably withheld or delayed).

         The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         (e) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Common Stock pursuant to Sections 2 or 4(a) hereof or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

         4. S-3 Registrations.

         (a) In addition to the other rights of the Holders described herein, if at any time that the Company is eligible to use Form S-3 or any successor thereto, any Holder or Holders requests that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Common Stock held by such Holders, then the Company shall use its best efforts to register under the Securities Act on Form S-3 (an "S-3 Registration") or any successor thereto, for public sale in accordance with the method of disposition specified in such notice from the Holder or Holders, the number of shares of Registrable Common Stock specified in such notice; provided, however, that the Company shall have no obligation to register such shares of Registrable Common Stock pursuant to this Section if (based on the current market prices) the number of shares of Registrable Common Stock specified in such notice would not yield gross proceeds to the selling stockholders of at least $500,000. Whenever the Company is required by this Section 4(a) to use its best efforts to effect the registration of Registrable Common Stock, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all Holders from whom notice has not been received and provide them with the opportunity to participate in the offering, but excluding the first sentence of Sections 2(a) and 2(b)) shall be deemed to apply to such registration. There is no limitation on the number of registrations pursuant to this Section 4(a) that the Company is obligated to effect.

         (b) In addition to the other rights of the Holders described herein, once the Company becomes eligible to use Form S-3 or any successor thereto, the Company shall (i) provide written notice to all Holders of Registrable Common Stock within 10 Business Days of such event and (ii) within 30 days of such event, prepare and file with the SEC a Registration Statement covering an offering of the Registrable Common Stock to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC). The registration of the Registrable Common Stock pursuant to this Section 4(b) is referred to herein as a "Shelf Registration." The Company shall keep the registration statement relating to the Shelf Registration continuously effective pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) until such date as is the earlier of (A) the date on which all of the Registrable Common Stock covered thereby have been sold and (B) the date that is two years after the effective date of such Registration Statement. The Company is obligated to effect only one Shelf Registration; provided, that the Company's obligations hereunder shall not be deemed satisfied, and the Shelf Registration shall not be deemed to have been effected, unless the applicable Registration Statement has been continuously effective for the requisite time period. A Shelf Registration does not count as one of the Demand Registrations.

         (c) During such time as a Shelf Registration is effective with respect to the shares of Registrable Common Stock of a Holder, such Holder's rights pursuant to Section 2 (Demand Registrations) and Section 3 (Piggyback Registrations) hereof shall not be effective.

         5. Holdback Agreement.

         The Company agrees not to effect any sale or distribution of any of its equity securities, or any securities convertible into or exercisable or exchangeable for such securities, during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration or any underwritten S-3 Registration or any underwritten Shelf Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor forms thereto or pursuant to any acquisition or business combination transaction) unless the underwriters managing the offering otherwise agree to a shorter period.

         6. Registration Procedures.

         Whenever the Holders request that any Registrable Common Stock be registered pursuant to this Agreement or the Company is obligated to effect a Shelf Registration, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Common Stock covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, in the case of a Demand Registration, Piggyback Registration or an S-3 Registration; two years, in the case of a Shelf Registration; or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement, or until any remaining shares of Registrable Common Stock cease to be Registrable Common Stock, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

         (c) furnish to each seller of Registrable Common Stock such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (e) notify each seller of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (f) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of number of shares of the Registrable Common Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock;

         (g) make available, for inspection by any seller of Registrable Common Stock, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

         (h) use its best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, use its best efforts to secure the designation of all such Registrable Common Stock as a "national market system security" on The Nasdaq Stock Market within the meaning of Rule 11Aa2-1 of the SEC or, failing that, use its best efforts to secure authorization from The Nasdaq Stock Market for such Registrable Common Stock, and, without limiting the generality of the foregoing, use its best efforts to arrange for at least two market makers to register as such with respect to such Registrable Common Stock with the NASD;

         (i) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

         (j) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Stock sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

         (k) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

         (l) promptly notify each seller of Registrable Common Stock and the underwriter or underwriters, if any:

            (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

            (ii) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

            (iii) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

            (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction;

         (m) permit any Holder of Registrable Common Stock, which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

         (n) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any Prospectus or suspending the qualification of any Registrable Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

         At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 (or any similar rule then in effect).

         Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a "Suspension Notice"), such seller will forthwith discontinue disposition of Registrable Common Stock until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(e) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed ninety (90) days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(e). In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one year.

         7. Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

         (b) The obligation of the Company to bear the expenses described in
Section 7(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a Holder of Registrable Common Stock (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d)(i) or (ii)) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished in writing to the Company by a Holder shall be borne by such Holder.

         8. Indemnification.

         (a) The Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same.

         (b) In connection with any Registration Statement in which a Holder of Registrable Common Stock is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky laws," but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any reasonably required local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

         (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         (e) If the indemnification provided for in or pursuant to this
Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the lesser of the amount of net proceeds received by such Holder upon such sale and the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(b) hereof had been available under the circumstances.

         9. Participation in Underwritten Registrations.

         No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Registrable Common Stock included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in
Section 8 hereof.

         10. Rule 144.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         11. Miscellaneous.

         (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

            If to the Company, to:

                  Cosi, Inc.
                  Attn: William D. Forrest
                  242 West 36th Street, 11th Floor
                  New York, NY 10018
                  Facsimile No.: (212) 739-7334

            with a copy (which shall not constitute notice), to:

                  William P. Mills, III, Esq.
                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, New York 10038
                  Facsimile No.: (212) 504-6666

            If to ZAM Holdings, to:

                  ZAM Holdings, L.P.
                  c/o Ziff Brothers Investments, L.L.C.
                  153 E. 53rd Street
                  New York, New York 10022
                  Attention: Frederick H. Fogel, Esq.
                  Facsimile No.: (212) 292-6538

            with a copy (which shall not constitute notice), to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Attention:  Diana M. Lopo, Esq.
                  Facsimile No.: (212) 735-2000

            If to Gleacher, to:

                  Eric Gleacher
                  Gleacher Partners LLC
                  660 Madison Avenue
                  19th Floor
                  New York, NY  10021
                  Telecopy No.:  (212) 843-3828

            If to Phillips, to:

                  Charles G. Phillips
                  775 Park Avenue
                  New York, NY  10021
                  Telecopy No.:  (212) 249-7855

            If to LJCB, to:

                  LJCB Nominees Pty Ltd.
                  161 Collins Street
                  Melbourne, Australia 3000
                  Attention:  President
                  Telecopy No.:  +61 414-814524


         If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company;

            in each case with copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Attention:  Diana M. Lopo, Esq.
                  Facsimile No.: (212) 735-2000

or such other address or facsimile number as such party (or transferee) may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent Holders of the Registrable Common Stock are intended third party beneficiaries hereof.

         (d) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         (e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(a) shall be deemed effective service of process on such party.

         (f) Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (any number of which may be by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. Except as provided to the contrary herein, no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

         (i) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         (k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Company Securities (as constituted on the date hereof); provided, however, that without a Stockholder's written consent no such amendment, modification, supplement or waiver shall affect adversely such Stockholder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Stockholders hereunder (other than as reflected by the different number of shares held by such Stockholder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company's obligations hereunder.

         (l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

         (n) No Inconsistent Agreements. The Company shall not enter into any agreement, or any amendment to any agreement, which is inconsistent with or violates the rights granted to the Holders of Registrable Common Stock in this Agreement.


         IN WITNESS WHEREOF, this Supplemental Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        ZAM Holdings, L.P.,
                                        by its General Partner,
                                        PBK HOLDINGS, INC.


                                        By: /s/ Fred Fogel
                                            -----------------------------------
                                        Name:  Fred Fogel
                                        Title: VP


                                        ERIC J. GLEACHER


                                        /s/ Eric. J. Gleacher
                                        ---------------------------------------
                                        CHARLES G. PHILLIPS


                                        /s/ Charles G. Phillips
                                        ---------------------------------------


                                        LJCB NOMINEES PTY. LTD.
                                        by its Director,
                                        Greg Woolley


                                        By: /s/ Greg Woolley
                                            -----------------------------------
                                        Name:  Greg Woolley
                                        Title: Director


                                        COSI, INC.


                                        By: /s/ William D. Forrest
                                            -----------------------------------
                                        Name:  William D. Forrest
                                        Title: Executive Chairman